UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019

LAKELAND FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street Warsaw, Indiana	46580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	NASDAQ

Item 8.01.	Other Events.

On November 14, 2019, Lakeland Financial Corporation (the “Company”) submitted a redemption notice to the trustee to redeem $30,000,000 of trust preferred securities of Lakeland Statutory Trust II (“Trust II”), dated October 1, 2003. The trust preferred securities are being redeemed, along with $928,000 in common securities issued by Trust II and held by the Company, as a result of the concurrent redemption of 100% of the Company’s junior subordinated debentures due 2033 and held by Trust II, which underlie the trust preferred securities. The redemption price for the junior subordinated debentures will be equal to 100% of the principal amount plus accrued interest up to, but not including, the redemption date. The proceeds from the redemption of the junior subordinated debentures will be simultaneously applied to redeem all of the outstanding common securities and the outstanding trust preferred securities at a price of 100% of the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions up to, but not including, the redemption date. The redemption is pursuant to the optional redemption provisions of the underlying indenture and is expected to occur on December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: November 19, 2019	By:	/s/Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President and Chief Financial